SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):   July 30, 2003

New Commerce BanCorp
(Exact name of registrant
as specified in its charter)

South Carolina	333-70589	58-2403844
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

501 New Commerce Court, Greenville, South Carolina 29607
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (864) 297-6333

Not Applicable
(Former name or former address, if changed since last report.)

Item 9. Regulation FD Disclosure.

On July 30, 2003, New Commerce BanCorp, holding company for New Commerce Bank, issued a press release announcing its financial results for the second quarter ended June 30, 2003. A copy of the press release is attached hereto as Exhibit 99.1.

Item 12. Results of Operations and Financial Condition.

Pursuant to interim guidance issued by the Securities and Exchange Commission relating to Item 12 filing requirements, the Company has furnished the information required by Item 12 under Item 9 herein.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW COMMERCE BANCORP By: /s/ Frank W. Wingate —————————————— Name: Frank W. Wingate Title: Chief Executive Officer

Dated: July 30, 2003

EXHIBIT INDEX

Exhibit Number                         Description

99.1             Earnings Press Release for the quarter ended June 30, 2003